       As filed with the Securities and Exchange Commission on November 12, 1998

                                                Registration No. 333-___________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                _______________

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________

                             HOLLYWOOD PARK, INC.
              (Exact name of issuer as specified in its charter)


                 Delaware                               95-3667491
       (State or other jurisdiction                  (I.R.S. employer
     of incorporation or organization)           identification number)


                           1050 South Prairie Avenue
                              Inglewood, CA 90301
                                (310) 419-1500


            1992 INCENTIVE STOCK OPTION PLAN OF CASINO MAGIC CORP.
                           (Full title of the Plan)

                                                       Copy to:
                                                       -------
     G. Michael Finnigan                             Al Segel, Esq.
    Hollywood Park, Inc.                           Ashok Mukhey, Esq.
  1050 South Prairie Avenue                        Irell & Manella LLP
     Inglewood, CA 90301                   1800 Avenue of the Stars, Suite 900
       (310) 419-1500                             Los Angeles, CA 90067
                                                      (310) 277-1010


(Name, address including zip code and telephone number, including area code, of registrants' agent for service)


                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                    Proposed          Proposed
                                  Amount to be       Maximum          Maximum
            Title of               Registered    Offering Price      Aggregate        Amount of
  Securities to be Registered        Shares       Per Share(1)     Offering Price  Registration Fee
---------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value       269,907     $    13.00(2)     $  3,508,791    $     976
---------------------------------------------------------------------------------------------------
 Common Stock, $0.01 par value       129,617     $    17.52(3)     $  2,270,890    $     632
===================================================================================================

____________
(1) The offering price is to be computed pursuant to Rule 457(h) of the Securities Act of 1933.
(2) Weighted average exercise price per share of options to purchase 269,907 shares of Hollywood Park, Inc. common stock. These options were originally granted pursuant to the 1992 Incentive Stock Option Plan of Casino Magic Corp. and were assumed by Hollywood Park, Inc., pursuant to that certain Agreement and Plan of Merger dated February 19, 1998, subject to an adjustment in the number of shares and exercise price of the original options.
(3) Weighted average exercise price per share of options to purchase 129,617 shares of Hollywood Park, Inc. common stock. These options were originally granted outside of the 1992 Incentive Stock Option Plan of Casino Magic Corp. to current and former employees and directors of Casino Magic Corp., and were assumed by Hollywood Park, Inc. pursuant to that certain Agreement and Plan of Merger dated February 19, 1998, subject to an adjustment in the number of shares and exercise price of the original options.

                               EXPLANATORY NOTE

     This registration statement relates to 269,907 shares of the Registrant's Common Stock issuable upon exercise of options previously granted pursuant to the 1992 Incentive Stock Option Plan (the "Plan") of Casino Magic Corp. and 129,617 shares of the Registrant's Common Stock issuable upon exercise of options granted outside of the Plan to current and former employees and directors of Casino Magic Corp. The Registrant has agreed, pursuant to that certain Agreement and Plan of Merger dated as of February 19, 1998, between the Registrant, HP Acquisition II, Inc., a wholly-owned subsidiary of the Registrant, and Casino Magic Corp., pursuant to which HP Acquisition II, Inc. was merged with and into Casino Magic Corp., to issue shares of the Registrant's Common Stock upon exercise of outstanding stock options of Casino Magic Corp., subject to an adjustment in the number of shares and exercise price of the original options. The Plan, a Form of Incentive Stock Option Agreement under the Plan and the Non-Statutory Stock Option Agreements for grants of options not made under the Plan have been filed as exhibits to this Form S-8.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION

          Information required by Item I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Registrant under the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission are incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Registrant's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998; and
(3) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A12B filed with the Commission on November 21, 1997.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XIII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

          As permitted by Section 145 of the DGCL, the Registrant's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

          The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
------       -----------

4.1          Specimen of Common Stock Certificate (1)
4.2(a)       1992 Incentive Stock Option Plan of Casino Magic Corp.
4.2(b)       Form of Incentive Stock Option Agreement under the Plan
4.3(a)       Non-Statutory Stock Option Agreement dated as of December 20, 1995 by and between Casino Magic Corp. and James E. Ernst
4.3(b)       Non-Statutory Stock Option Agreement dated as of March 28, 1994 by and between Casino Magic Corp. and Dual B. Cooper
4.3(c)       Agreement dated as of December 18, 1995 by and between Casino Magic
             Corp. and Dual B. Cooper
4.3(d)       Non-Statutory Stock Option Agreement dated as of July 27, 1994 by and between Casino Magic Corp. and W. William Bednarczyck
4.3(e)       Non-Statutory Stock Option Agreement dated as of February 25, 1994 by and between Casino Magic Corp. and Hugh J. Shaddick
5.1          Legal Opinion of Irell & Manella LLP
23.1         Consent of Irell & Manella LLP (included in legal opinion filed as
             Exhibit 5.1)
23.2         Consent of Arthur Andersen LLP

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (File No. 33-63840).

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    --------  -------
                    do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 11th day of November 1998.


                              HOLLYWOOD PARK, INC.


                              By: /s/ G. Michael Finnigan
                                 ______________________________________________
                                 G. Michael Finnigan
                                 President, Sports and Entertainment, Executive Vice President, Treasurer and Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R.D. Hubbard and G. Michael Finnigan, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                     TITLE                             DATE
      ---------                     -----                             ----
/s/ R.D. Hubbard        Chairman of the Board, Chief             November 11, 1998
______________________  Executive Officer and Director
R.D. Hubbard            (Principal Executive Officer)

/s/ Donald M. Robbins   President and Secretary                  November 9, 1998
______________________
Donald M. Robbins

      SIGNATURE                           TITLE                                DATE
      ---------                           -----                                ----
/s/ G. Michael Finnigan       Executive Vice President and Chief          November 11, 1998
______________________        Financial Officer (Principal Financial
G. Michael Finnigan           and Accounting Officer)



/s/ J.R. Johnson              Director                                    November 9, 1998
______________________
J.R. Johnson


                              Director                                    November___, 1998
______________________
Robert T. Manfuso

                              Director                                    November___, 1998
______________________
Timothy J. Parrott

                              Director                                    November___, 1998
______________________
Lynn P. Reitnouer

/s/ Warren B. Williamson      Director                                    November 11, 1998
______________________
Warren B. Williamson

/s/ Herman Sakowsky           Director                                    November 9, 1998
______________________
Herman Sakowsky

/s/ Michael Ornest            Director                                    November 10, 1998
______________________
Michael Ornest

/s/ Marlin F. Torguson        Director                                    November 11, 1998
______________________
Marlin F. Torguson

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER       DESCRIPTION
------       -----------
4.1          Specimen of Common Stock Certificate (1)
4.2(a)       1992 Incentive Stock Option Plan of Casino Magic Corp.
4.2(b)       Form of Incentive Stock Option Agreement under the Plan
4.3(a)       Non-Statutory Stock Option Agreement dated as of December 20, 1995 by and between Casino Magic Corp. and James E. Ernst
4.3(b)       Non-Statutory Stock Option Agreement dated as of March 28, 1994 by and between Casino Magic Corp. and Dual B. Cooper
4.3(c)       Agreement dated as of December 18, 1995 by and between Casino Magic
             Corp. and Dual B. Cooper
4.3(d)       Non-Statutory Stock Option Agreement dated as of July 27, 1994 by and between Casino Magic Corp. and W. William Bednarczyck
4.3(e)       Non-Statutory Stock Option Agreement dated as of February 25, 1994 by and between Casino Magic Corp. and Hugh J. Shaddick
5.1          Legal Opinion of Irell & Manella LLP
23.1         Consent of Irell & Manella LLP (included in legal opinion filed as
             Exhibit 5.1)
23.2         Consent of Arthur Andersen LLP

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (File No. 33-63840).